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                                                                EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-53809, 333-65947, and 333-3775 of Baldwin Piano & Organ Company on Form S-8 of our report dated March 14, 2001 (except for Note 16 as to which the date is March 22, 2001) appearing in this Annual Report on Form 10-K of Baldwin Piano & Organ Company for the year ended December 31, 2000.



DELOITTE & TOUCHE LLP
Cincinnati, Ohio
April 13, 2001